UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2023

BM Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38633	82-3410369
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 King of Prussia Road, Suite 650 Wayne, Pennsylvania	19087
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (877) 327-9515

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	BMTX	NYSE American LLC
Warrants to purchase Class A Common Stock	BMTX.W	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17CFR § 230.405) or 12b-2 of the Exchange Act of 1934 (17 CFR § 240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Determination of Compensation Arrangements for President and Chief Financial Officer

Reference is made to Item 5.02 of the Current Report on Form 8-K of BM Technologies, Inc. (the “Company”) dated January 26, 2023 and filed with the Securities and Exchange Commission (“SEC”) on January 30, 2023 (the “January 2023 Form 8-K”) reporting that on January 26, 2023, the Company’s Board of Directors (the “Board”) had elected Jamie Donahue and James Dullinger, respectively, as the Company’s President and Chief Financial Officer. In the January 2023 Form 8-K, it was reported that Messrs. Donahue’s and Dullinger’s compensation arrangements associated with the transition to their new positions had not been finalized and, that, in accordance with Instruction 2 to Item 5.02 of Form 8-K, the Company would file an amendment to the January 2023 Form 8-K after that information became available.

Donahue Employment Agreement Amendment and Equity Award

In connection with his transition to President:

•	Mr. Donahue’s existing employment agreement (filed as Exhibit 10.13 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and filed with the SEC on May 10, 2022) was amended to increase his base salary from $275,000 to $300,000; and

•	Mr. Donahue received an award of 150,000 restricted stock units (“RSUs) pursuant to the Company’s 2020 Equity Incentive Plan. Vesting of the RSUs is subject to a time-based or service condition and a performance-based condition.

Dullinger Employment Agreement and Equity Award

In connection with his transition to Chief Financial Officer:

•	On March 26, 2023, the Company and Mr. Dullinger entered into an Employment Agreement dated January 26, 2023 (the “Dullinger Employment Agreement”), which provides for:

o	An annual base salary of not less than $275,000;

o	Annual incentive compensation in an amount, form, and at such time as provided in executive incentive plans as approved by the Board of Directors from time to time;

o	Severance compensation for up to one year’s compensation based upon then-current base salary, plus average annual performance bonus over the preceding three years, with vesting of certain awards in the event of a termination of Mr. Dullinger’s employment other than for “Cause” or by Mr. Dullinger for “Good Reason”, with any severance compensation being payable in lump sum if such a termination (without “Cause” or for “Good Reason”) occurs within 12 months after a “Change in Control”;

o	Customary non-disclosure, non-compete, and non-disparagement provisions;

o	A term of one year commencing on January 26, 2023, and renewing automatically on each one year anniversary for an additional term of one year, unless either party delivers notice to the contrary to the other party at least sixty days prior to such one year anniversary; and

•	Mr. Dullinger received an award of 60,000 RSUs pursuant to the Company’s 2020 Equity Incentive Plan. Vesting of the RSUs is subject to a time-based or service condition and a performance-based condition.

The terms “Change in Control”, “Cause”, and “Good Reason” are defined in Dullinger Employment Agreement. The foregoing summary of the Dullinger Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Dullinger Employment Agreement, a copy of which will be filed with the SEC as an exhibit not later than with the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023.

Incentive Award to Rajinder Singh

Reference is made to Item 5.02 of the Company’s Current Report on Form 8-K dated March 24, 2023 and filed with the SEC on March 27, 2023 (the “March 2023 Form 8-K”) reporting that with respect to the Employment Agreement entered into with Rajinder Singh dated March 24, 2023, Mr. Singh was to receive a 500,000 share restricted stock unit award (the “Award”). Because there were not enough shares remaining under the Company’s 2020 Equity Incentive Plan (the “Plan”) to make the Award, it was submitted as an “inducement award” that is exempt from NYSE shareholder approval requirements. After announcing the Award as required by NYSE rules, however, the Company was advised by the NYSE that the Award did not qualify as an “inducement award” under its rules. Accordingly, neither the Award (nor any shares of the Company’s common stock underlying the Award) were issued to Mr. Singh.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BM Technologies, Inc.

Dated: March 31, 2023	By:	/s/ Luvleen Sidhu
Luvleen Sidhu
Chief Executive Officer

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